                                                                     Exhibit 5.1

                        [Palmer & Dodge LLP Letterhead]

TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420


                                  May 18, 2001



Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139

         We are rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Genzyme Corporation (the "Company"), a Massachusetts corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Registration Statement relates to up to 2,509,002 shares (the "Merger Shares") of Genzyme Biosurgery Division Common Stock, $0.01 par value per share, to be issued in connection with the merger of Sammy Merger Corp. ("Merger Sub"), a wholly-owned subsidiary of the Company, with and into Focal, Inc. ("Focal"), pursuant to the Agreement and Plan of Merger dated as of April 25, 2001 (the "Agreement") among the Company, Focal and Merger Sub. We understand that the Merger Shares are to be offered and sold in the manner described in the Registration Statement.

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Merger Shares. We have examined such documents as we consider necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that upon issuance in accordance with the Agreement, the Merger Shares will be duly authorized, validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Massachusetts Business Corporation Law and the federal laws of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus filed as part thereof.



                                          Very truly yours,

                                          /s/ PALMER & DODGE LLP
                                          --------------------------------------
                                          PALMER & DODGE LLP